OPTIMUM FUND TRUST

Registration No. 811-21335
FORM N-SAR
Semi-Annual Period Ended September 30, 2013

SUB-ITEM 77O:  Transactions effected pursuant to Rule 10f-3

One (1) transaction for the semi-annual period ended September 30, 2013 effected pursuant to Rule 10f-3, attached as Exhibit.

WS: MFG_Philadelphia: 867022: v2

WS: MFG_Philadelphia: 867022: v2